Exhibit 2

                                PLEDGE AGREEMENT

           This  PLEDGE  AGREEMENT,  dated  as of 15th  October,  1999,  is made between BALEINE INVESTMENT HOLDINGS, LIMITED, a British Virgin Island corporation (with its successors, the "Pledgor"), and CREDIT SUISSE FIRST BOSTON (HONG KONG) LTD ("CSFB"), as collateral agent for and on behalf of and for the benefit of itself and the holders of the Secured Notes (as hereinafter defined) (with its successors in such capacity, the "Collateral Agent").

                              W I T N E S S E T H:

     WHEREAS, the Pledgor owns common stock of Icon Systems Inc., a Nevada corporation (with its successors, the "Subsidiary"); and

     WHEREAS, the Pledgor, the Subsidiary and CSFB are parties to a Note Purchase Agreement, dated the date hereof (as the same may be amended, supplemented, restated or replaced from time to time, the "Note Purchase Agreement"), providing, subject to the terms and conditions thereof, for the issue by the Pledgor of Secured Notes; and

     WHEREAS, the obligation of CSFB under the Note Purchase Agreement to purchase the Secured Notes is subject to the condition that the Pledgor execute and deliver this Pledge Agreement to CSFB.

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     Section 1. Definitions. Terms defined in the Note Purchase Agreement and not otherwise defined herein have, as used herein, the respective meanings provided for therein. The following additional terms as used herein, have the following respective meanings:

     "Collateral" has the meaning assigned to such term in Section 3(a).

     "Collateral Agency Agreement" means the collateral agency agreement, dated the date hereof, between CSFB and the Pledgor.

     "Event of Default" or "Default" have the meanings assigned to such terms in the Note Purchase Agreement.

     "Issuer" means (i) the Subsidiary and (ii) each other direct subsidiary of the Pledgor that shall hereafter become, in accordance with Section 4, an "Issuer" for purposes of this Pledge Agreement.
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     "Pledged  Instruments"  means (i) the promissory  notes listed on Exhibit A hereto, (ii) the intercompany notes listed on Exhibit B hereto, and (ii) any instrument required to be pledged to the Collateral Agent pursuant to Section 3(b).

     "Pledged Securities" means the Pledged Instruments and the Pledged Stock.

     "Pledged Stock" means the Subsidiary Shares and any other capital stock or securities required to be pledged to the Collateral Agent pursuant to Section 3(b), and in respect of which such pledge or the Security Interests or both has not been released pursuant to Section 14 or other terms or provisions of this Pledge Agreement.

     "Secured Obligations" means, collectively:

     (i) the payment of the Secured Notes in accordance with the provisions thereof; and

     (ii) the Pledgor's obligations under this Pledge Agreement.

     "Secured Parties" means, collectively (i) the holders of the Secured Notes, and (ii) the Collateral Agent.

     "Security Interests" means the security interests in the Collateral granted hereunder securing the Secured Notes.

     "Subsidiary Shares" means, in aggregate, at least sixty (60) per cent of the capital stock of the Subsidiary owned by the Pledgor, which share as at the date hereof is represented by certificate No. [__] issued by the Subsidiary and registered in the name of the Pledgor.

     "UCC" means the Uniform Commercial Code of the State of New York.

     Unless otherwise defined herein, or unless the context otherwise requires, all terms used herein which are defined in the UCC as in effect on the date hereof shall have the meanings ascribed thereto in the UCC.

     Section 2. Representations and Warranties. The Pledgor represents and warrants as follows:

     (a) Title to Pledged Securities. The Pledgor owns all of the Pledged Securities, free and clear of any Liens other than the Security Interests. All of the Pledged Stock has been duly authorized and validly issued, is fully paid and nonassessable (if applicable), and is subject to no options to purchase or similar rights of any person, and constitutes all and not less than all the Pledgor's securities of any class in the capital of each Issuer. The Pledgor is not and agrees that it will not become a party to or otherwise bound by any agreement, other than this Pledge Agreement or Note Purchase Agreement which might affect or restrict in any manner the rights of the Collateral Agent or the other Secured Parties or both or any present or future holder of any of the Pledged Stock with respect thereto.


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

     (b) Validity, Perfection and Priority of Security Interests. Upon the delivery in New York of the Pledged Instruments and the certificates representing  the  Pledged  Stock to the  Collateral  Agent in  accordance  with
Section 3 hereof, the Collateral Agent will have valid and perfected security interests in the Collateral subject to no prior Lien. Neither the Pledgor nor the Subsidiary has performed or will perform any acts which might prevent the Collateral Agent from enforcing any of the terms and conditions of this Pledge Agreement or which would limit the Collateral Agent in any such enforcement.

     Section 3. The Security Interests. In order to secure the full and punctual payment and performance of all the Secured Obligations:

     (a) The Pledgor hereby assigns, transfers and pledges to the Collateral Agent for the benefit of itself and the other Secured Parties and grants to the Collateral Agent for the benefit of itself and the other Secured Parties a security interest in the Pledged Securities, and all of its rights and privileges with respect thereto, all renewals thereof, substitutions therefor and accretions thereto, all proceeds, income and profits thereon, and all dividends (in cash or specie) and other payments and distributions with respect thereto and all securities and certificates therefor which shall be from time to time held by the Collateral Agent in safe custody (all such securities, renewals thereof, accretions thereto, proceeds thereof and income therefrom, collectively but excluding any Collateral released or distributable from time to time pursuant to Section 14 or other terms or provisions of this Pledge Agreement, the "Collateral"), as general and continuing collateral security and as a pledge, assignment and transfer. Contemporaneously with the execution and delivery hereof, the Pledgor is delivering the Pledged Instruments and the certificates representing the Pledged Stock.

     (b) In the event that (i) any Issuer other than the Subsidiary at any time issues shares of capital stock of any class to the Pledgor, (ii) any Issuer at any time issues to the Pledgor any Collateral in addition to the Subsidiary Shares, including without limitation shares of any class or series in its capital issued in respect of any new equity investment or other consideration of any kind from the Pledgor, or any additional or substitute certificates and/or shares of capital stock of any class, including without limitation any certificates and/or shares representing a stock dividend, a stock split or a distribution in connection with any reclassification, increase, reduction or return of capital or issued in connection with any recapitalization or any reorganization, options or rights, whether as an addition to, in substitution or exchange for the Subsidiary Shares, any of the Pledged Securities or other Collateral, or otherwise, or (iii) any Issuer at any time issues any note or substitute note, or owes any other Indebtedness to the Pledgor, the Pledgor shall accept the same as agent for and hold the same in trust for the benefit of the Secured Parties and deliver the same forthwith to the Collateral Agent in the exact form received, with the endorsement in blank of the Pledgor accompanied by stock powers executed by the Pledgor when necessary or appropriate, in the opinion of and in form and substance satisfactory to, the Collateral Agent, acting reasonably, to be held by the Collateral Agent as additional security for the Secured Notes, and such shall thereupon be deemed included in the Collateral for all purposes of this Pledge Agreement and made subject to the Security Interests, and the Pledgor will immediately pledge to and deposit with the Collateral Agent certificates representing all such shares and such note or an instrument evidencing such other Indebtedness or such other Collateral as additional security for the Secured Notes. All such shares, notes and
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

 instruments constitute Pledged Securities and are subject to all provisions of this Pledge Agreement.

     (c) The Security Interests are granted as security only and shall not subject the Collateral Agent or any Secured Party to, or transfer or in any way affect or modify, any obligation or liability of the Pledgor or the Issuers with respect to any of the Collateral or any transaction in connection therewith. If so required under the laws of the British Virgin Islands in order to perfect the security interest of the Secured Parties, the Pledged Stock shall be registered in the name of the Collateral Agent.

     (d) All Pledged Instruments delivered to the Collateral Agent by the Pledgor pursuant hereto shall be endorsed in suitable form for transfer by endorsement and delivery by the Collateral Agent, and accompanied by any required transfer tax stamps, all in form and substance satisfactory to the Collateral Agent. All certificates representing Pledged Stock delivered to the Collateral Agent by the Pledgor pursuant hereto shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment or contract notes, where applicable, in blank, and accompanied by any required transfer tax stamps, all in form and substance satisfactory to the Collateral Agent.

     Section 4. Filing Further Assurances.

     (a) The Pledgor agrees that it will, in such manner and form as the Collateral Agent may require, execute, deliver, file and record any financing statement, specific assignment or other paper and take any other action that the Collateral Agent reasonably may determine to be necessary or desirable in order to create, preserve, perfect or validate any Security Interest or to enable the Collateral Agent to exercise and enforce its rights hereunder with respect to any of the Collateral. Without limiting the generality of the foregoing, whenever any person other than the Subsidiary shall become a subsidiary of the Pledgor, such subsidiary shall automatically become an Issuer and the Pledgor shall, if requested by the Collateral Agent, promptly deliver to the Collateral Agent an opinion of counsel to the Pledgor covering such matters relating to the validity, perfection and priority of the Security Interests in the Pledged Securities of such Issuer as the Collateral Agent shall reasonably request.

     (b) The Pledgor agrees that it shall notify the Collateral Agent in writing at least twenty (20) days prior to any change of name of the Pledgor.

     Section 5. Form of Shares. The certificates representing any of the Pledged Stock or other shares included in the Collateral at any time shall be free of any restrictive or cautionary legends.

     Section    6.    Right   to   Receive    Distributions    on    Collateral.

     The Collateral Agent shall have the right to receive (for deposit in a designated account (the "Collateral Account"), if cash) and to retain as Collateral hereunder all dividends (in cash or specie), interest and other payments and distributions made upon or with respect to the Collateral and the Pledgor shall take all such action as the Collateral Agent may deem necessary or appropriate to give effect to such right. All such dividends, interest and other payments and distributions which are received by the Pledgor shall be received in trust for the benefit of the

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

Collateral Agent and the other Secured Parties and shall be segregated from other funds of the Pledgor and shall, forthwith upon demand by the Collateral Agent be paid over to the Collateral Agent as Collateral in the same form as received (with any necessary endorsement, and accompanied by any necessary stock powers executed by the Pledgor). At the end of each quarter in the fiscal year of the Pledgor, any cash in the Collateral Account shall be applied to the prepayment of the Secured Note obligations then outstanding under the Note Purchase Agreement.

     Section 7. Right to Vote Pledged Stock. At any time that an Event of Default has occurred and is continuing, the Collateral Agent shall have the right to the extent permitted or recognized by law, and the Pledgor shall take all such action as may be necessary or appropriate to give effect to such right, to vote and to give consents, ratifications and waivers, and take any other action with respect to any or all of the Pledged Stock with the same force and effect as if the Collateral Agent were the absolute and sole owner thereof .

     Section 8. General Authority. The Pledgor hereby irrevocably (to the extent permitted or recognized by law) appoints the Collateral Agent its true and lawful attorney, with full power of substitution, in the name of the Pledgor, the Collateral Agent and the other Secured Parties or otherwise, for the sole use and benefit of the Collateral Agent and the other Secured Parties to the extent permitted or recognized by law, to exercise, at any time and from time to time while an Event of Default has occurred and is continuing, all or any of the following powers with respect to all or any of the Collateral:

     (i) to demand, sue for, collect, receive and give acquittance for any and all moneys due or to become due upon or by virtue thereof,

     (ii) to settle, compromise, compound, prosecute or defend any action or proceeding with respect thereto,

     (iii) to sell, transfer, assign or otherwise deal in or with the same or the proceeds or avails thereof, as fully and effectually as if the Collateral Agent were the absolute owner thereof, and

     (iv) to extend the time of payment of any or all thereof and to make any allowance and other adjustments with reference thereto;

provided that the Collateral  Agent shall give the Pledgor not less than fifteen
(15) days' prior written notice of the time and place of any sale or other intended disposition of any of the Collateral except any Collateral which threatens to decline speedily in value or is of a type customarily sold on a recognized market.

     Section 9. Remedies Upon Event of Default.

     If any Event of Default shall have occurred and be continuing, the Collateral Agent may exercise on behalf of the Secured Parties all the rights of a secured party under the UCC and, in addition, the Collateral Agent may, without obligation to resort to other security under any other security documents or to recourse against any other guarantor (including without limitation the Subsidiary), surety or other person liable, and without being required to give any


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

notice, except as herein provided or as may be required by mandatory provisions of applicable law, (a) apply the cash, if any, then held by it as Collateral as specified in Section 12, and (b) if there shall be no such cash or if such cash shall be insufficient to pay all the Secured Notes in full, sell the Collateral or any parts thereof at public or private sale or at any broker's board or on any securities exchange, for cash, upon credit or for future delivery, and at such price or prices as the Collateral Agent, acting reasonably, may deem satisfactory. The Collateral Agent or any other Secured Party may be the purchaser of any or all of the Collateral so sold at any public sale (or, if the Collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations at any private sale) and thereafter hold the same, absolutely, free from any equity or right of redemption, or other right or claim of whatsoever kind.

     Section 10. Expenses. The Pledgor agrees that it will forthwith upon demand pay the following amounts:

     (i) the amount of any taxes which the Collateral Agent may have been required to pay by reason of the Security Interests or to free any of the Collateral from any Lien thereon, and

     (ii) the amount of any and all out-of-pocket expenses, including the reasonable fees and disbursements of counsel and of any other experts employed to evaluate, protect or realize the value of the Collateral, which the Collateral Agent may incur in connection with (x) the collection, sale or other disposition of any of the Collateral, (y) the exercise by the Collateral Agent of any of the rights conferred upon it hereunder or (z) any Default or Event of Default.

     Any such amount not paid on demand shall bear interest for each day until paid at the rate of twelve (12) per cent. per annum for such day.

     Section 11. Limitation on Duty of Collateral Agent in Respect of Collateral. Beyond the exercise of reasonable care in the custody thereof, the Collateral Agent shall not have any duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any proceeds thereof or as to the preservation of rights against prior parties or any other rights pertaining thereto. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property, and shall not be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in the value thereof, by reason of the act or omission of any agent or bailee selected by the Collateral Agent, as the case may be, in good faith. Without limitation of the foregoing, and except as specifically provided for in this Pledge Agreement, or otherwise as might be required by applicable laws, the Collateral Agent and the other Secured Parties shall have no duty to send any notices, perform any services, vote, pay, exercise any options or make any elections with respect to, or pay any taxes or charges associated with, or otherwise take any other action of any kind with respect to the Collateral.

Section 12. Application of Proceeds. Upon the occurrence and during the continuance of an Event of Default, the proceeds of any sale of, or other realization upon, all or

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

any parts of the Collateral and any cash held shall be applied by the Collateral Agent in payment of the Secured Notes together with any interest accrued at the Default Rate, in accordance with the Collateral Agency Agreement. Once all payments for the Secured Notes and any interest thereon have been made, any remaining cash and unsold Collateral shall be delivered to the Pledgor.

     Section 13. Appointment of Co-Collateral Agent or Separate Collateral Agent. At any time or times, with the consent of the Pledgor (such consent not to be unreasonably withheld or delayed) the Collateral Agent may appoint a bank or trust company or one or more other persons, either to act as a co-collateral agent or co-collateral agents, jointly with the Collateral Agent, or to act as separate collateral agent or collateral agents on behalf of the Secured Parties with such power and authority as may be necessary for the effectual operation of the provisions hereof and may be specified in the instrument of appointment.

     Section   14.    Termination    of   Security    Interests;    Release   of
Collateral.

     (a) Upon the repayment in full of all Secured Notes, the Security Interests shall terminate and all rights to the Collateral shall revert to the Pledgor.

     (b) At any time and from time to time prior to such termination of the Security Interests, the Collateral Agent may release all or any part of the Collateral in accordance with the Note Purchase Agreement, whereupon the Security Interests in such released Collateral shall terminate and the rights to such released Collateral shall revert to the Pledgor.

     (c) Upon any such termination of the Security Interest or release of Collateral, the Collateral Agent will, at the expense of the Pledgor, execute and deliver to the Pledgor such documents as the Pledgor shall reasonably request to evidence the termination of the Security Interests or the release of such Collateral, as the case may be.

     Section 15. Notices. All notices, requests and other communications to any party hereunder shall be given in accordance with the Collateral Agency Agreement or the Note Purchase Agreement, as applicable.

     Section 16. Waivers, Non-Exclusive Remedies. No failure on the part of the Collateral Agent to exercise, and no delay in exercising and no course of dealing with respect to, any right under this Pledge Agreement shall operate as a waiver thereof, nor shall any single or partial exercise by the Collateral Agent of any right under the Note Purchase Agreement or this Pledge Agreement preclude any other or further exercise thereof or the exercise of any other right. The rights in this Pledge Agreement and the Note Purchase Agreement are cumulative and are not exclusive of any other remedies provided by law.

     Section  17.  Successors  and  Assigns.  This Pledge  Agreement  is for the
benefit of the Collateral Agent and the other Secured Parties and their successors and assigns, and in the event of an assignment of all or any of the Secured Notes, the rights hereunder, to the extent applicable to the indebtedness so assigned, may be transferred with such indebtedness. This Pledge Agreement shall be binding on the Pledgor and its assigns and the rights of the Pledgor hereunder shall inure to the benefit of the Pledgor's permitted assigns.

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

     Section 18. Changes in Writing. Neither this Pledge Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only in writing signed by Pledgor, the Collateral Agent and the holders of a majority in aggregate principal amount of the Secured Notes at the time outstanding.

     Section 19. Attachment. The Security Interests are intended to attach and take effect forthwith upon the execution of this Pledge Agreement and Pledgor acknowledges that value has been given and that the Pledgor has rights in the Collateral. With respect to any Collateral which is in addition to, or which is a renewal, replacement or substitution for any of the Collateral (as constituted on the date hereto) the Security Interests created hereby are intended to attach and take effect at the time of such addition, renewal, replacement or substitution, and the Pledgor represents and warrants that it shall have rights in such Collateral at the time of such addition, renewal, replacement or substitution, as the case may be.

     Section 20. Governing Law. THIS PLEDGE AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 21. Severability. If any provision hereof is invalid or unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction in order to carry out the intentions of the parties hereto as nearly as may be possible; and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

Section 22. Counterparts. This Pledge Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Pledge Agreement by signing any such counterpart.

                        (Signatures Follow on Next Page)



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



           IN WITNESS WHEREOF, the parties hereto have caused this Pledge Agreement (Borrower) to be duly executed by their respective authorized officers as of the day and year first above written.

                                    BALEINE INVESTMENT HOLDINGS,
                                    LIMITED

                                    By: /s/ P. Manohar
                                       __________________________
                                       Name: P. Manohar
                                       Title: Group Director

                                    BALEINE INVESTMENT HOLDINGS,
                                    LIMITED

                                    By: /s/ Rosemarie Toni Blanche Hancock
                                       ___________________________________
                                       Name: Rosemarie Toni Blanche Hancock
                                       Title: Director

                                    CREDIT SUISSE FIRST BOSTON
                                    (HONG KONG) LTD.
                                    as Collateral Agent

                                    By:       /s/ Lap Wai Chan
                                       ___________________________________
                                       Name: Lap Wai Chan
                                       Title: Director

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

                                    EXHIBIT A

                                PROMISSORY NOTES

$163,800,000 (US dollars one hundred and sixty three million eight hundred thousand) aggregate principal amount of promissory notes issued by PT Polysindo Eka Perkasa Tbk consisting of:

[Not filed with Schedule 13D]
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


                                    EXHIBIT B

                               INTERCOMPANY NOTES

     Note issued by Icon Systems, Inc. (or Prospero) to evidence a $50,000,000 loan from Baleine Investment Holdings, Limited.


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